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                                                                      EXHIBIT 11


                        TALX CORPORATION AND SUBSIDIARIES
          STATEMENT REGARDING COMPUTATION OF EARNINGS (LOSS) PER SHARE
                                   (unaudited)



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                                                                      THREE MONTHS ENDED DEC. 31,     NINE MONTHS ENDED DEC. 31,
                                                                     ----------------------------    ----------------------------
                                                                         2002            2003            2002            2003
                                                                     ------------    ------------    ------------    ------------
                                                                      (restated)                       (restated)
Basic Earnings (Loss) Per Share:

    Net earnings (loss):
       Continuing operations                                         $  2,652,000    $  2,539,000    $  7,489,000    $  8,536,000
       Discontinued operations                                          1,591,000          28,000       1,422,000         127,000
                                                                     ------------    ------------    ------------    ------------
          Net earnings                                               $  4,243,000    $  2,567,000    $  8,911,000    $  8,663,000
                                                                     ============    ============    ============    ============

    Weighted average number of common shares outstanding               13,948,542      13,948,542      13,938,019      13,948,542
    Less: weighted average number of treasury shares                     (268,239)       (381,792)       (161,344)       (414,264)
                                                                     ------------    ------------    ------------    ------------
       Weighted average number of common and common
          equivalent shares outstanding                                13,680,303      13,566,750      13,776,675      13,534,278
                                                                     ============    ============    ============    ============

    Basic earnings (loss) per common share:
       Continuing operations                                         $       0.19    $       0.19    $       0.54    $       0.63
       Discontinued operations                                               0.12            0.00            0.11            0.01
                                                                     ------------    ------------    ------------    ------------
          Net earnings                                               $       0.31    $       0.19    $       0.65    $       0.64
                                                                     ============    ============    ============    ============




Diluted Earnings (Loss) Per Share:

    Net earnings (loss):
       Continuing operations                                         $  2,652,000    $  2,539,000    $  7,489,000    $  8,536,000
       Discontinued operations                                          1,591,000          28,000       1,422,000         127,000
                                                                     ------------    ------------    ------------    ------------
          Net earnings                                               $  4,243,000    $  2,567,000    $  8,911,000    $  8,663,000
                                                                     ============    ============    ============    ============

    Weighted average number of common shares outstanding               13,948,542      13,948,542      13,938,019      13,948,542
    Weighted average of shares issuable under employee stock plans             --           7,392              --           9,762
    Dilutive effect of the exercise of stock options                      400,260         700,998         442,266         633,142
    Dilutive effect of the exercise of warrants                            27,333          36,795          29,416          34,944
    Less: weighted average number of treasury shares                     (268,239)       (381,792)       (161,344)       (414,264)
                                                                     ------------    ------------    ------------    ------------
       Weighted average number of common and common
          equivalent shares outstanding                                14,107,896      14,311,935      14,248,357      14,212,126
                                                                     ============    ============    ============    ============

    Diluted earnings (loss) per common share:
       Continuing operations                                         $       0.19    $       0.18    $       0.53    $       0.60
       Discontinued operations                                               0.11            0.00            0.10            0.01
                                                                     ------------    ------------    ------------    ------------
          Net earnings                                               $       0.30    $       0.18    $       0.63    $       0.61
                                                                     ============    ============    ============    ============


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